Exhibit 99.1

Cambridge Capital Acquisition Corporation
(A Company in the Development Stage )

Index to Financial Statements

Page
Report of Independent Registered Public Accounting Firm	F-2

Financial Statements

Balance Sheet	F-3

Notes to Balance Sheet	F-4

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Audit Committee of the Board of Directors and Shareholders
of Cambridge Capital Acquisition Corporation

We have audited the accompanying balance sheet of Cambridge Capital Acquisition Corporation (a company in the development stage) (the “Company”) as of December 23, 2013.  The balance sheet is the responsibility of the Company’s management. Our responsibility is to express an opinion on the balance sheet based on our audit.

We conducted our audit in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the balance sheet is free of material misstatement. The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. Our audit included consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting. Accordingly, we express no such opinion. An audit also includes examining, on a test basis, evidence supporting the amounts and disclosures in the balance sheet, assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall balance sheet presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the balance sheet referred to above presents fairly, in all material respects, the financial position of Cambridge Capital Acquisition Corporation (a company in the development stage), as of December 23, 2013, in conformity with accounting principles generally accepted in the United States of America.

/s/ Marcum LLP
Marcum LLP
New York, NY
December 30, 2013

Cambridge Capital Acqusition Corporation
(A Company in the Development Stage )

Balance Sheet
December 23, 2013

Assets

Current Assets:
Cash and cash equivalents	$685,525
Prepaid expenses	25,300
Total current assets	710,825

Cash and cash equivalents held in trust account	71,050,000
Total assets	$71,760,825

Liabilities and Stockholders' Equity

Current Liabilities:
Accrued offering costs	$67,000
Advance from stockholder	70,000
Note payable to stockholder	100,000
Total liabilities	237,000

Commitments

Common stock, subject to possible conversion or tender, 6,554,071 shares at conversion value	66,523,824

Shareholders' Equity:
Preferred stock, $.0001 par value; 1,000,000 shares authorized;
none issued and outstanding	-
Common stock, $.0001 par value; 40,000,000 shares authorized;
2,885,929 (1) shares issued and outstanding (excluding 6,554,071 shares subject
to possible conversion)	289
Additional paid-in capital	5,001,462
Deficit accumulated during the development stage	(1,750)

Total Stockholders' Equity	5,000,001

Total Liabilities and Stockholders' Equity	$71,760,825

(1)
This number included an aggregate of 262,500 shares that were subject to forfeiture if the over-allotment option had not been exercised by the underwriters.  On December 23, 2013, the underwriters exercised their overallotment option and such option was fully exercised on December 30, 2013.  As a result, no shares remain subject to forfeiture.

The accompanying notes are an integral part of the financial statements.

CAMBRIDGE CAPITAL ACQUISITION CORPORATION
(A Company in the Development Stage)

NOTES TO FINANCIAL STATEMENTS

Note 1 — Organization and Plan of Business Operations

Cambridge Capital Acquisition Corporation (a company in the development stage) (the “Company”) was incorporated in Delaware on October 1, 2013 as a blank check company whose objective is to acquire, through a merger, share exchange, asset acquisition, stock purchase, recapitalization, reorganization or other similar business combination, one or more businesses or entities (a “Business Combination”). The Company’s efforts to identify a target business will not be limited to a particular industry or geographic region, although the Company intends to focus its search for target businesses that operate in the supply chain industry, with an emphasis on target businesses that operate in the traditional transportation and logistics end of the supply chain industry.

At December 23, 2013, the Company had not yet commenced any operations. All activity through December 23, 2013 relates to the Company’s formation and the offering described below. The Company has selected December 31 as its fiscal year-end. The Company is considered to be a development stage company and, as such, the Company’s financial statements are prepared in accordance with the Accounting Standards Codification (“ASC”) topic 915 “Development Stage Entities.” The Company is subject to all of the risks associated with development stage companies.

The registration statement for the Company’s initial public offering (“Public Offering”) was declared effective on December 17, 2013. On December 23, 2013, the Company consummated the Public Offering of 7,000,000 units (“Units”) at $10.00 per Unit and received net proceeds of $67,725,000 (net of underwriters discount of $2,275,000) and simultaneously raised $4,275,000 through the issuance of private units (“Private Units”) at $10.00 per unit to the Company’s initial stockholders (collectively, the “Sponsors”) and the underwriters (and/or their respective designees) in a private placement (See Note 3 – Public Offering and Private Placement).

On December 23, 2013, the underwriters exercised their over-allotment option and on December 30, 2013, the Company consummated the closing of the over-allotment option (the “Overallotment”). The Public Offering and the Overallotment are collectively referred to as the “Offering.” The units sold pursuant to the Overallotment were sold at an offering price of $10.00 per Unit, generating gross proceeds of $10,500,000. In a private placement that took place simultaneously with the consummation of the exercise of the over-allotment option, certain of the Sponsors and the underwriters purchased an additional 44,625 Private Units at $10.00 per Private Unit generating gross proceeds of $446,250.  The private placements consummated simultaneously with the Offering are collectively referred to as the “Private Placement.”

The Company’s management has broad discretion with respect to the specific application of the net proceeds of the Offering and the Private Placement, although substantially all of the net proceeds are intended to be applied generally toward consummating a Business Combination. There is no assurance that the Company will be able to effect a Business Combination successfully.  The Company’s securities are listed on the Nasdaq Capital Markets (“NASDAQ”). Pursuant to the NASDAQ listing rules, the target business or businesses that the Company acquires must collectively have a fair market value equal to at least 80% of the balance of the funds in the Trust Account (defined below) at the time of the execution of a definitive agreement for its initial Business Combination, although the Company may acquire a target business whose fair market value significantly exceeds 80% of the Trust Account balance.

CAMBRIDGE CAPITAL ACQUISITION CORPORATION
(A Company in the Development Stage)

NOTES TO FINANCIAL STATEMENTS

Note 1 — Organization and Plan of Business Operations, continued

Following the closing of the Overallotment on December 30, 2013, an amount of  $81,305,000 (or $10.10 per Unit sold in the Offering), including the proceeds of the Private Placement, was placed in  trust (the “Trust Account”) and may be invested in United States government treasury bills having a maturity of 180 days or less or in money market funds meeting the applicable conditions under Rule 2a-7 promulgated under the Investment Company Act of 1940, as amended, that invest solely in U.S. treasuries until the earlier of the consummation of the initial Business Combination and the Company’s failure to consummate a Business Combination within the prescribed time. Placing funds in the Trust Account may not protect those funds from third party claims against the Company. Although the Company will seek to have all vendors, service providers, prospective target businesses or other entities it engages, execute agreements with the Company waiving any claim of any kind in or to any monies held in the Trust Account, there is no guarantee that such persons will execute such agreements. The Company’s executive officers have agreed that they will be jointly and severally liable under certain circumstances to ensure that the proceeds in the Trust Account are not reduced by the claims of target businesses or vendors or other entities that are owed money by the Company for services rendered, contracted for or products sold to the Company. However, they may not be able to satisfy those obligations should they arise. The remaining net proceeds (not held in the Trust Account) may be used to pay for business, legal and accounting due diligence on prospective acquisitions and continuing general and administrative expenses. In addition, (1) interest income on the funds held in the Trust Account can be released to the Company to pay its income and other tax obligations and (2) interest income on the funds held in the Trust Account can be released to the Company to pay for its working capital requirements in connection with searching for a Business Combination.

The Company will seek shareholder approval of any Business Combination at a meeting called for such purpose at which shareholders may seek to convert their shares into their pro rata share of the aggregate amount then on deposit in the Trust Account, less any taxes then due but not yet paid. The Company will proceed with a Business Combination only if it has net tangible assets of at least $5,000,001 upon consummation of the Business Combination and a majority of the outstanding shares of common stock of the Company voted are voted in favor of the Business Combination. In connection with any shareholder vote required to approve any Business Combination, the Sponsors agreed (i) to vote any of their respective shares, including the 2,012,500 shares of common stock sold to the Sponsors in connection with the organization of the Company (the “Sponsors’ Shares”), shares of common stock sold to Sponsors in connection with the Private Placement, and any shares of common stock which were initially issued in connection with the Offering, whether acquired in or after the effective date of the Offering, in favor of the initial Business Combination and (ii) not to convert such respective shares into a pro rata portion of the Trust Account.

The Company’s amended and restated Certificate of Incorporation provides that the Company will continue in existence only until June 23, 2015 (or December 23, 2015 if the Company has executed a definitive agreement for an initial Business Combination by June 23, 2015, but has not completed the initial Business Combination by June 23, 2015).  If the Company has not completed a Business Combination by such date, the Company will, as promptly as possible but not more than ten business days thereafter, redeem from holders of the outstanding shares sold in the Offering (“Public Stockholders”) 100% of such shares for a pro rata portion of the funds held in the Trust Account and then seek to dissolve and liquidate. In the event of a liquidation, the Public Stockholders will be entitled to receive a full pro rata interest in the Trust Account (initially anticipated to be $10.10 per share after the closing of the Overallotment,  plus any pro rata interest earned on the Trust Fund not previously released to the Company).   The Company’s Sponsors and purchasers of the Private Units have agreed not to participate in such redemption, except with respect to any shares of common stock which were issued in connection with the Offering.

CAMBRIDGE CAPITAL ACQUISITION CORPORATION
(A Company in the Development Stage)

NOTES TO FINANCIAL STATEMENTS

Note 2 — Significant Accounting Policies

Cash and Cash Equivalents

The Company considers all short-term investments with an original maturity of three months or less when purchased to be cash equivalents. The Company maintains cash balances that may be uninsured or in deposit accounts that exceed Federal Deposit Insurance Corporation limits. The Company maintains its cash deposits with major financial institutions.

Cash and Cash Equivalents Held in Trust Account

The amounts held in the Trust Account represent substantially all of the proceeds of the Offering and are classified as restricted assets since such amounts can only be used by the Company in connection with the consummation of a Business Combination.  At December 23, 2013, the assets in the Trust Account were held in cash.

Common Stock Subject to Possible Conversion

The Company accounts for its common stock subject to possible conversion in accordance with the guidance provided in ASC 480 “Distinguishing Liabilities from Equity”.   Common stock subject to mandatory conversion (if any) is classified as a liability instrument and is measured at fair value. Conditionally convertible common stock (including common stock that features conversion rights that are either within the control of the holder or subject to conversion upon the occurrence of uncertain events not solely within the Company’s control) is classified as temporary equity. At all other times, common stock is classified as stockholders’ equity. The Company’s common stock features certain conversion rights that are considered by the Company to be outside of the Company’s control and subject to the occurrence of uncertain future events. Accordingly at December 23, 2013, the common stock subject to possible conversion is presented as temporary equity, outside of the stockholders’ equity section of the Company’s balance sheet.

Use of Estimates

The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of expenses during the reporting period. Actual results could differ from those estimates.

Income Taxes

The Company accounts for income taxes under ASC Topic 740 “Income Taxes” (“ASC 740”). ASC 740 requires the recognition of deferred tax assets and liabilities for both the expected impact of differences between the financial statements and tax basis of assets and liabilities and for the expected future tax benefit to be derived from tax loss and tax credit carry forwards. ASC 740 additionally requires a valuation allowance to be established when it is more likely than not that all or a portion of deferred tax assets will not be realized.

ASC 740 also clarifies the accounting for uncertainty in income taxes recognized in an enterprise’s financial statements and prescribes a recognition threshold and measurement process for financial statement recognition and measurement of a tax position taken or expected to be taken in a tax return. For those benefits to be recognized, a tax position must be more-likely-than-not to be sustained upon examination by taxing authorities. ASC 740 also provides guidance on derecognition, classification, interest and penalties, accounting in interim periods, disclosure and transition. The Company is required to file income tax returns in the United States (federal) and in various state and local jurisdictions. Based on the Company’s evaluation, it has been concluded that there are no significant uncertain tax positions requiring recognition in the Company’s financial statements. Since the Company was incorporated on October 1, 2013, the evaluation was performed for the 2013 tax year, which will be the only period subject to examination. The Company believes that its income tax positions and deductions would be sustained on audit and does not anticipate any adjustments that would result in a material change to its financial position.

CAMBRIDGE CAPITAL ACQUISITION CORPORATION
(A Company in the Development Stage)

NOTES TO FINANCIAL STATEMENTS

Note 2 — Significant Accounting Policies, continued

 Income Taxes, continued

The Company’s policy for recording interest and penalties associated with audits is to record such expense as a component of income tax expense. There were no amounts accrued for penalties or interest as of or during the period from October 1, 2013 (inception) through December 23, 2013. Management is currently unaware of any issues under review that could result in significant payments, accruals or material deviations from its position.

Recent Accounting Pronouncements

Management does not believe that any recently issued, but not yet effective, accounting standards if currently adopted would have a material effect on the accompanying balance sheet.

Subsequent Events

The Company evaluates events that have occurred after the balance sheet date of December 23, 2013 through the date which these financial statements were issued.

Note 3 — Public Offering and Private Placement

On December 23, 2013 and December 30, 2013, the Company sold 7,000,000 and 1,050,000 Units, respectively, at an offering price of $10.00 per Unit generating gross proceeds of $70,000,000 and $10,500,000, respectively, in the Offering.  Each Unit consisted of one share of common stock of the Company and one Warrant to purchase one share of common stock of the Company (“Warrant”). Each Warrant entitles the holder to purchase one share of common stock at a price of $11.50 upon the Company’s completion of its initial Business Combination and expiring on December 17, 2018. The Company may redeem the Warrants at a price of $0.01 per Warrant upon 30 days’ notice, only in the event that the last sale price of the shares of common stock is at least $17.50 per share for any 20 trading days within a 30-trading day period (“30-Day Trading Period”) ending on the third day prior to the date on which notice of redemption is given, provided there is a current registration statement in effect with respect to the shares of common stock underlying such Warrants commencing five business days prior to the 30-Day Trading Period and continuing each day thereafter until the date of redemption. If the Company redeems the Warrants as described above, management will have the option to require all holders that wish to exercise Warrants to do so on a “cashless basis.” In accordance with the warrant agreement relating to the Warrants sold and issued in the Offering, the Company is only required to use its best efforts to maintain the effectiveness of the registration statement covering the Warrants. If a registration statement is not effective within 90 days following the consummation of a Business Combination, Warrant holders may, beginning on the 91st day and until such time as there is an effective registration statement and during any period when the Company shall have failed to maintain an effective registration statement, exercise warrants on a cashless basis.  In the event that a registration statement is not effective at the time of exercise, the holder of such Warrant shall not be entitled to exercise such Warrant for cash and in no event (whether in the case of a registration statement being effective or otherwise) will the Company be required to net cash settle the Warrant exercise.

CAMBRIDGE CAPITAL ACQUISITION CORPORATION
(A Company in the Development Stage)

NOTES TO FINANCIAL STATEMENTS

Note 3 — Public Offering and Private Placement, continued

On December 23, 2013 and December 30, 2013, the Company sold 427,500 and 44,625 Units, respectively, at an offering price of $10.00 per Unit generating gross proceeds of $4,275,000 and $446,250, respectively, in the Private Placement.  The Private Units are identical to the Units sold in the Offering except the warrants included in the Private Units will be non-redeemable and may be exercised on a cashless basis, in each case so long as they continue to be held by the initial purchasers or their permitted transferees. Additionally, the holders of the Private Units have agreed (A) to vote the shares underlying their Private Units in favor of any proposed business combination, (B) not to propose, or vote in favor of, an amendment to the Company’s amended and restated certificate of incorporation with respect to the Company’s pre-Business Combination activities prior to the consummation of such a Business Combination, (C) not to convert any shares underlying the Private Units into the right to receive cash from the trust account in connection with a stockholder vote to approve an initial Business Combination or a vote to amend the provisions of the Company’s amended and restated certificate of incorporation relating to stockholders’ rights or pre-business combination activity and (D) that the shares underlying the Private Units shall not participate in any liquidating distribution upon winding up if a Business Combination is not consummated. The purchasers have also agreed not to transfer, assign or sell any of the private units or underlying securities (except to the same permitted transferees as the insider shares and provided the transferees agree to the same terms and restrictions as the permitted transferees of the insider shares must agree to, each as described above) until the completion of the Company’s initial Business Combination.

The Sponsors and purchasers of the Private Units are entitled to registration rights with respect to their initial shares and the Private Units purchased in the Private Placement.  The holders of the majority of the initial shares are entitled to demand that the Company register these shares at any time commencing three months prior to the first anniversary of the consummation of a Business Combination. The holders of the Private Units (and underlying securities) are entitled to demand that the Company register these securities at any time after the Company consummates a Business Combination.  In addition, the Sponsors and purchasers of the Private Units have certain “piggy-back” registration rights on registration statements filed after the Company’s consummation of a Business Combination.

Pursuant to an agreement with the underwriters of the Offering (the “Underwriting Agreement”), the Company paid 3.25% of the gross proceeds of the Offering or $2,616,250 as underwriting discounts and commissions.  The Company has further engaged the representative of the underwriters (“Representative”) as an investment banker to provide the Company with merger and acquisition services in connection with its initial Business Combination.  Pursuant to this arrangement, the Representative will, if requested, advise and assist the Company in reviewing potential targets with which the Company may consummate a Business Combination as well as structuring the terms of the Business Combination and negotiating the terms of the letter of intent and/or definitive agreement relating to such Business Combination (but not for purposes of finding and/or locating potential targets for its Business Combination).  If requested by the Company, the Representative will participate directly in negotiations, review marketing plans and projections of the target, analyze and advise on the financial implications of the transaction, and arrange meetings with and prepare materials for investors. The Company will pay the Representative a cash fee for such services upon the consummation of its initial Business Combination in an amount equal to $2,415,000 (representing 3.0% of the total gross proceeds raised in the Offering (exclusive of any applicable finders’ fees which might become payable)).

In connection with the closing of the Offering, the Company has sold to the underwriter, for $100, a unit purchase option to purchase up to a total of 420,000 units exercisable at $10.00 per unit (or an aggregate exercise price of $4,200,000) commencing on the later of the consummation of a Business Combination and December 17, 2014.  The unit purchase option expires on December 17, 2018.  The units issuable upon exercise of this option are identical to the Units sold in the Offering.  The holders of the unit purchase option have demand and “piggy back” registration rights for periods of five and seven years, respectively, from the effective date of the Public Offering, including securities directly and indirectly issuable upon exercise of the unit purchase option.

CAMBRIDGE CAPITAL ACQUISITION CORPORATION
(A Company in the Development Stage)

NOTES TO FINANCIAL STATEMENTS

Note 3 — Public Offering and Private Placement, continued

The Company has accounted for the fair value of the unit purchase option, inclusive of the receipt of a $100 cash payment, as an expense of the Offering resulting in a charge directly to stockholders’ equity. The Company has determined that the fair value of this unit purchase option was approximately $1,402,485 (or $3.34 per Unit) using the Black-Scholes option-pricing model. The fair value of the unit purchase option was estimated as of the date of grant using the following assumptions: (1) expected volatility of 35%, (2) risk-free interest rate of 1.68% and (3) expected life of five years. The unit purchase option may be exercised for cash or on a “cashless” basis, at the holder’s option (except in the case of a forced cashless exercise upon the Company’s redemption of the Warrants, as described above), such that the holder may use the appreciated value of the unit purchase option (the difference between the exercise prices of the unit purchase option and the underlying Warrants and the market price of the Units and underlying shares of common stock) to exercise the unit purchase option without the payment of any cash. The Company will have no obligation to net cash settle the exercise of the unit purchase option or the Warrants underlying the unit purchase option. The holder of the unit purchase option will not be entitled to exercise the unit purchase option or the Warrants underlying the unit purchase option unless a registration statement covering the securities underlying the unit purchase option is effective or an exemption from registration is available. If the holder is unable to exercise the unit purchase option or underlying Warrants, the unit purchase option or Warrants, as applicable, will expire worthless.

Note 4 — Note Payable and Advance from Stockholder – Related Party

The Company issued a $100,000 principal amount unsecured promissory note to Cambridge Capital LLC (“Affiliate”), an affiliate of the Company’s Chief Executive Officer. The note was non-interest bearing and was payable on the earlier to occur of (i) October 2, 2014, (ii) the consummation of the Offering or (iii) the date on which the Company determined not to proceed with the Offering. Due to the short-term nature of the note, the fair value of the note approximates the carrying amount. This note was repaid in full on December 24, 2013.

On December 17, 2013, Affiliate advanced the Company an aggregate of $70,000 for the payment of offering costs. This amount was repaid in full on December 24, 2013.

Note 5— Commitments and Contingencies

Office Space

The Company presently occupies office space provided by the Affiliate.  Such Affiliate has agreed that, until the Company consummates a Business Combination, it will make such office space, as well as certain office and secretarial services, available to the Company, as may be required by the Company from time to time.  The Company has agreed to pay such affiliate $10,000 per month for such services commencing on December 17, 2013.

CAMBRIDGE CAPITAL ACQUISITION CORPORATION
(A Company in the Development Stage)

NOTES TO FINANCIAL STATEMENTS

Note 6 — Stockholder Equity

Preferred Stock

The Company is authorized to issue 1,000,000 shares of preferred stock with a par value of $0.0001 per share with such designation, rights and preferences as may be determined from time to time by the Company’s board of directors.

As of December 23, 2013, there are no shares of preferred stock issued or outstanding.

Common Stock

The Company is authorized to issue 40,000,000 shares of common stock with a par value of $0.0001 per share.

In connection with the organization of the Company, on December 23, 2013, the Sponsors Shares, consisting of a total of 2,012,500 shares of the Company’s common stock were sold to the Sponsors at a price of approximately $0.01 per share for an aggregate of $25,000. This number included an aggregate of 262,500 shares that would have been subject to forfeiture if the over-allotment option had not been exercised in full by the underwriters.  On December 23, 2013, the underwriters exercised their overallotment option and such option was fully exercised on December 30, 2013.  As a result, no shares remain subject to forfeiture.